UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
May 17, 2011 (May 17, 2011)
Date of Report (date of earliest event reported)
COMMUNITY HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-15925 (Commission File Number)	13-3893191 (IRS Employer Identification No.)
4000 Meridian Boulevard
Franklin, Tennessee 37067
(Address of principal executive offices)
Registrant’s telephone number, including area code: (615) 465-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
(a) The 2011 annual meeting of stockholders of Community Health Systems, Inc. (the “Company”) was held on May 17, 2011.
(b) The following describes the matters that were submitted to the vote of the stockholders of the Company at the 2011 annual meeting of stockholders and the result of the votes on these matters:
(1) The stockholders approved the election of the following persons as directors of the Company for terms that expire at the 2012 annual meeting of stockholders of the Company and until their respective successors have been elected and have qualified:

				Broker
Name	For	Against	Abstain	Non-Votes
(a) W. Larry Cash	75,456,548 (90.4%)	7,987,060 (9.6%)	6,327	2,662,752
(b) James S. Ely III	69,153,301 (82.9%)	14,290,139 (17.1%)	6,495	2,662,752
(c) John A. Fry	69,159,149 (82.9%)	14,283,784 (17.1%)	7,002	2,662,752
(d) William Norris Jennings, M.D.	83,031,115 (99.5%)	409,356 (0.5%)	9,464	2,662,752
(e) H. Mitchell Watson, Jr.	82,145,192 (98.4%)	1,294,293 (1.6%)	10,450	2,662,752
(2) The stockholders approved the advisory vote on executive compensation:

For	Against	Abstain	Broker Non-Votes
72,710,482 (87.1%)	10,710,267 (12.8%)	29,186	2,662,752
(3) The stockholders approved, on an advisory basis, the holding of the advisory vote on executive compensation every one year:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
76,741,522 (92.0%)	77,876 (0.1%)	6,608,834 (7.9%)	21,703	2,662,752
In light of the voting results with respect to the frequency of the advisory vote on executive compensation, on May 17, 2011, the Board of Directors of the Company adopted a resolution providing that an advisory vote on executive compensation would be held every year until the next required vote on the frequency of such votes.
(4) The stockholders approved the Community Health Systems, Inc. 2009 Stock Option and Award Plan, amended and restated as of March 18, 2011:

For	Against	Abstain	Broker Non-Votes
67,120,976 (80.4%)	16,315,586 (19.6%)	13,371	2,662,752
(5) The Board of Directors’ appointment of Deloitte & Touche LLP, as the Company’s independent registered public accountants for 2011, was ratified by the affirmative votes of the stockholders:

For	Against	Abstain	Broker Non-Votes
85,294,960 (99.1%)	443,956 (0.5%)	372,762	n/a
(c) Not applicable.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2011	COMMUNITY HEALTH SYSTEMS, INC. (Registrant)
	By:	/s/ Wayne T. Smith
Wayne T. Smith
Chairman of the Board President and Chief Executive Officer (principal executive officer)

By:	/s/ W. Larry Cash
W. Larry Cash
Executive Vice President, Chief Financial Officer and Director (principal financial officer)